POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger R. Brodersen and Greg T. Sloma, and each of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities (including, if applicable, his capacity as a director and/or officer of Data Transmission Network Corporation), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.













                                      II-4

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed below by the following persons in the capacities and on the dates indicated.

Signature                                                  Title                                      Date
- --------------------------------------------        -----------------------------                ----------------

/s/ Roger R. Brodersen                              Chairman of the Board,                        August 7, 1996
- --------------------------------------------
ROGER R. BRODERSEN                                  Chief Executive Officer
                                                    and a Director


/s/ Greg T. Sloma                                   Chief Operating Officer,                      August 7, 1996
- -----------------------------------------------
GREG T. SLOMA                                       President and a Director


/s/ Roger W. Wallace                                Senior Vice President and                     August 7, 1996
- --------------------------------------------        a Director
ROGER W. WALLACE



/s/ Robert S. Herman                                Senior Vice President and                     August 7, 1996
- ---------------------------------------------       a Director
ROBERT S. HERMAN



/s/ Brian L. Larson                                 Vice President, Chief                         August 7, 1996
- ---------------------------------------------       Financial Officer,
BRIAN L. LARSON                                     Secretary and Treasurer


- ---------------------------------------------       Director
JAY E. RICKS



- ---------------------------------------------       Director
DAVID K. KARNES



- ---------------------------------------------       Director
J. MICHAEL PARKS


                                      II-5